                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT


                 This AMENDED AND RESTATED NOTE PURCHASE AGREEMENT is made and entered into as of this 5th day of November, 1996, by and between OUTLOOK GROUP CORP., formerly known as Outlook Graphics Corp., a Wisconsin corporation (hereinafter referred to as the "Company"), and the undersigned lender, the STATE OF WISCONSIN INVESTMENT BOARD, an independent agency of the State of Wisconsin (hereinafter referred to as the "Board" or "Lender").


              SECTION 1.   BACKGROUND; AMENDMENT AND RESTATEMENT.

         1.1.  BACKGROUND.

                 (a) EXISTING NOTE PURCHASE AGREEMENT AND EXISTING NOTES. The Company has issued two separate Promissory Notes in the aggregate principal amount of Fifteen Million Three Hundred Fifty Thousand Dollars ($15,350,000) (the "Existing Notes"), the first note (the "Existing Firstar Note") having been issued to Firstar Milwaukee, N.A. (hereinafter referred to as "Firstar") in the original principal amount of Four Million Three Hundred Fifty Thousand Dollars ($4,350,000) and the second note (the "Existing Board Note") having been issued to the Board in the original principal amount of Eleven Million Dollars ($11,000,000), pursuant to that certain Note Purchase Agreement dated June 16, 1994 by and among the Company, the Board and Firstar (as heretofore amended, the "Note Purchase Agreement").

                 (b) EXISTING COLLATERAL DOCUMENTS AND EXISTING INTERCREDITOR AGREEMENT. In connection with the execution and delivery of the Note Purchase Agreement, the following agreements were executed and delivered:

                          (i) a Guaranty Agreement dated as of June 16, 1994, among Outlook Label Systems, Inc., Outlook Foods, Inc., formerly known as Oconomowoc Packaging, Inc. and Outlook Packaging, Inc. (Wholly-owned Subsidiaries of the Company) and a Guaranty Agreement dated as of August 1, 1995, from Barrier Films Corporation (also a Wholly-owned Subsidiary of the Company) (the "EXISTING GUARANTY AGREEMENTS") as an inducement for Firstar and the Board to purchase the Existing Notes and loan the proceeds thereof to the Company;

                          (ii) an Assignment of Life Insurance Policy as Collateral dated August 31, 1994 (the "EXISTING ASSIGNMENT"), pursuant to which the Company assigned to the Board its interest as policy owner and beneficiary of the life insurance policy upon the life of David L. Erdmann;

                          (iii) certain mortgages and security agreements described on Schedule 1.1(b) hereto dated as of June 16, 1994 or, in the case of the Barrier Films Corporation agreement, August 1, 1995 (collectively, the "EXISTING MORTGAGES") on all interests in real property and certain interests in personal property of the Company and its Subsidiaries in favor of Firstar and the Board;

                          (iv) Back-up Subsidiary Promissory Notes from each of the Subsidiaries, except Barrier, to the Company dated as of June 16, 1994 (the "EXISTING SUBSIDIARY NOTES"), which were assigned by the Company to Firstar and the Board pursuant to Assignments and Powers of Attorney dated as of June 16, 1994 (the "EXISTING ASSIGNMENTS AND POWERS OF ATTORNEY"); and

                          (v) an Intercreditor and Collateral Agency Agreement dated as of June 16, 1994 (as heretofore amended, the "EXISTING INTERCREDITOR AGREEMENT"), among M&I Bank Fox Valley (formerly known as Valley Bank), Firstar, the Board and Firstar Leasing Services Corporation.

         The Agreements described in the foregoing clauses (i) through (vi), inclusive, are herein collectively referred to as the "EXISTING COLLATERAL DOCUMENTS."

         1.2.    AGREEMENT AND CONSENT OF COMPANY TO AMENDMENTS AND
           RESTATEMENTS.

                 (a) AMENDED AND RESTATED NOTE. The Company has authorized, and (subject to the effectiveness of the agreement and consent of the Board as provided in Section 1.3) agrees and consents to, the amendment and restatement in its entirety of the Existing Board Note, as provided for in this Agreement. The Existing Board Note as so amended and restated, and any notes delivered in substitution for any such note pursuant to any such provisions, are hereinafter sometimes referred to, collectively, as the "NOTES" or individually as the, or a, "NOTE". The Note shall (i) be substituted in the place of the Existing Board Note (which shall be surrendered to the Company for cancellation), (ii) be dated and bear interest from September 17, 1996, (iii) have the terms and conditions herein and therein provided, and (iv) be substantially in the form of Exhibit A.

                 (b) AMENDMENTS OF EXISTING COLLATERAL DOCUMENTS. The Company has authorized, and (subject to the effectiveness of the agreement and consent of Board as provided in Section 1.3) agrees and consents to,

                          (i) an Amended and Restated Guaranty Agreement, replacing the Existing Guaranty Agreements (the "AMENDED AND RESTATED GUARANTY AGREEMENT"), in the form attached hereto as Exhibit B;

                          (ii) a First Amendment to the Existing Assignment (the "ASSIGNMENT AGREEMENT AMENDMENT"), in the form attached hereto as Exhibit C;

                          (iii) a First Amendment to each of the Existing Mortgages that has not been released prior to the Effective Date (the "MORTGAGE AMENDMENTS"), in the forms attached hereto as Exhibit D-1, D-2, and D-3; and

                          (iv) an Intercreditor Agreement (the "BABC INTERCREDITOR AGREEMENT"), between BankAmerica Business Credit, Inc. ("BABC") and the Board, in the form attached hereto as Exhibit E.

                 (c) EXISTING DEFAULTS. The Company requests that the Board waive such Events of Default resulting from violations of Sections 6.8(a), (b), and (c), and 7.1(b) of the Existing Note Agreement by entering into this Agreement, and amend certain covenants in the Existing Note Agreement, in exchange for the substitution of the Note described in subsection
(a) above.

         1.3. AGREEMENT AND CONSENT OF THE BOARD TO AMENDMENTS AND RESTATEMENTS. Subject to the satisfaction of the conditions set forth in
Section 3, the Board, by execution of this Agreement, hereby agrees and consents to the amendment and restatement of the Existing Board Note and the Existing Note Purchase Agreement and the amendments of the Existing Collateral Documents.

         1.4. SUBSTITUTION OF NOTE ON EFFECTIVE DATE. On the Effective Date, the Company will deliver to the Board, at the office of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois, a Note, in the form of Exhibit A, in the aggregate outstanding principal amount of the Existing Note held by the Board, dated the

Effective Date, 1996, and payable to the Board, against delivery by the Board of such Existing Board Note to the Company for cancellation. All amounts owing under, and evidenced by, the Existing Board Note as of the Effective Date shall continue to be outstanding under, and shall after the Effective Date be evidenced by, the Board Note, and shall be repayable in accordance with this Agreement and the Note.

         1.5. FAILURE TO DELIVER, FAILURE OF CONDITIONS. If on the Effective Date the Company fails to tender to the Board the Note to be delivered on such date, or if the conditions specified in Section 3 to be fulfilled on or before the Effective Date have not been fulfilled, the Board may thereupon elect to be relieved of all further obligations hereunder and the consent and agreement of the Board contemplated by Section 1.3 shall not become effective. In such event, nothing in this Section 1.5 shall operate to relieve the Company from any of its obligations under the Existing Note Purchase Agreement, which shall continue in full force and effect and shall not be modified by this Agreement.


                            SECTION 2.  DEFINITIONS.

         2.1. DEFINITIONS. Unless the context otherwise requires, the following terms shall have the following meanings, and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "ADJUSTED NET EARNINGS FROM OPERATIONS" means, with respect to any fiscal period of the Company and its Subsidiaries, the Company's and its Subsidiaries' consolidated net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, less any and all of the following included in such net income: (a) gain or loss arising from the sale of a capital asset; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any corporation, substantially all the assets of which have been acquired by any Company or any of its Subsidiaries in any manner, to the extent realized by such other corporation prior to the date of acquisition;
(d) earnings of any business entity in which the Company or any of its Subsidiaries has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Company or and its Subsidiary, as applicable, in the form of cash distributions; (e) earnings of any Person to which assets of the Company or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which any the Company or any of its Subsidiaries shall have been merged, or which has been a party with the Company or any of its Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Company or any of its Subsidiaries or from cancellation or forgiveness of Indebtedness; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

         "ADJUSTED TANGIBLE ASSETS" means the Company's and its Subsidiaries' consolidated assets except: (a) goodwill; (b) assets of the Company or any of its Subsidiaries constituting Intercompany Accounts; and (c) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.

         "ADJUSTED TANGIBLE NET WORTH" means, at any date: (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the consolidated Adjusted Tangible Assets would be shown on a consolidated balance sheet of the Company and its Subsidiaries at such date prepared in accordance with GAAP less (b) the amount at which the Company's and its Subsidiaries' consolidated liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet or disclosed in the notes thereto.

         "AFFILIATE" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "AGREEMENT" shall mean that certain Note Purchase Agreement, dated as of June 16, 1994, as amended by this Amended and Restated Note Purchase Agreement, as the same may be amended, supplemented or modified from time to time.

         "BABC" is defined in subsection 1.2(b).

         "BABC DEBT" shall mean the credit facility in the aggregate amount of $29,870,000 which BABC is extending to the Company and its Subsidiaries pursuant to the BABC Loan Agreement, including the relending, pursuant to the terms of the BABC Loan Agreement, of amounts repaid on the revolving loans made thereunder.

         "BABC LOAN AGREEMENT" shall mean the Loan and Security Agreement dated as of November 5, 1996, among the Company, its Subsidiaries and BABC.

         "BUSINESS DAY" shall mean any day except a Saturday, a Sunday, a day on which banks in the State of Wisconsin are required by law to close or on which it is customary for banks situated similarly to banks used by the Company to close, or a day on which agencies of the State of Wisconsin are authorized or required by law to close.

         "CAPITAL EXPENDITURES" means all payments due (whether or not paid) during a Fiscal Year of the Company in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

         "CAPITAL LEASE" means any lease of Property by any Borrower or any of its Subsidiaries that, in accordance with GAAP, should be reflected as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMONLY CONTROLLED ENTITY" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

         "CONTINGENT OBLIGATION" shall mean, as to any Person, any guarantee of Indebtedness or any other obligation of any second Person or any assurance with respect to the financial condition of any second Person, whether direct, indirect or contingent, including without limitation, any purchase or repurchase agreement or other arrangement of whatever nature having the effect of assuring or holding harmless any third Person against loss with respect to any obligation of such second Person; provided, however, that the term Contingent Obligation shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business or (ii) any obligations to reimburse an issuer of a letter of credit to the extent that the letter of credit assures payment of obligations otherwise constituting Indebtedness.

         "CONTRACTUAL OBLIGATION" shall mean, as to any Person, any provision of any Security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

         "DEFAULT" shall mean any of the events specified in Section 8 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

         "DISTRIBUTION" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of Property in respect of capital stock or options or warrants in respect of such capital stock of such corporation, other than distributions in capital stock of the same class; or
(b) the redemption or other acquisition of any capital stock of such corporation.

         "DOLLARS" and "$" shall mean dollars in lawful currency of the United States of America.

         "EBITDA" means with respect to the Company and its Subsidiaries, on a consolidated basis for any period, Adjusted Net Earnings from Operations, plus the sum of (i) interest expenses, (ii) income taxes, (iii) depreciation, (iv) amortization, and (v) other non-cash expenses, each to the extent deducted in determining the Company's and its Subsidiaries' Adjusted Net Earnings from Operations for that period, less non-cash income included in the calculation of Adjusted Net Earnings from Operations for that period.

         "EFFECTIVE DATE" shall mean the date upon which the conditions set forth in subsections 3.1 through 3.6 shall have been satisfied, but not, in any event, later than November 6, 1996.

         "ENVIRONMENTAL LAWS" shall mean any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous substances, whether currently existing or enacted in the future.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may, from time to time, be supplemented or amended.

         "EVENT OF DEFAULT" shall mean any of the events specified in Section 8 hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "FINANCIAL STATEMENTS" means, according to the context in which it is used, the financial statements furnished to the Lender pursuant to Sections 5.1 and 6.2, or any combination thereof.

         "FISCAL YEAR" means the Company's and its Subsidiaries' fiscal year for financial accounting purposes. The current Fiscal Year of the Company and its Subsidiaries will end on May 31, 1997.

         "FIXED CHARGE COVERAGE RATIO" means as to the Company and its Subsidiaries on a consolidated basis, for any fiscal period, the ratio of EBITDA to Fixed Charges.

         "FIXED CHARGES" means as to the Company and its Subsidiaries on a consolidated basis, for any fiscal period, the sum of (i) interest expenses paid or payable in cash, (ii) scheduled installments of principal paid or payable with respect to Debt for borrowed money and Capital Leases; (iii) that portion of Capital Expenditures acquired for cash or financed by borrowing on the Company's or any of its Subsidiaries' general working capital credit facility or; (iv) income taxes paid or payable in cash.

         "FUNDED DEBT" shall mean (i) all Indebtedness having a final or remaining maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in consolidated liabilities, and (ii) all Guaranties of such Indebtedness of others, of the Company and its Subsidiaries on a consolidated basis eliminating Intercompany Items.

         "GAAP" means United States generally accepted accounting principles consistently applied and maintained throughout the period indicated and, except changes to prior financial practice mandated by the Financial Accounting Standard Board or any similar accounting authority of comparable standing, consistent with the prior financial practice of the Company and any predecessor. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, including municipalities of any kind, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

         "GUARANTY" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "HAZARDOUS SUBSTANCES" shall mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws.

         "INDEBTEDNESS" shall mean, all liabilities, obligations and indebtedness of the Company and each of its Subsidiaries to any Person of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (a) the Company's and each of its Subsidiaries' liabilities and obligations to trade creditors; (b) all obligations with respect to payments under the Notes, this Agreement, the BABC Debt, other loans or Capitalized Leases shown on Schedule 3.1(h); (c) all obligations and liabilities of any Person secured by any lien on any Company or any of its Subsidiaries' property, even though the Company and its Subsidiaries shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Indebtedness only to the extent of the book value of such property as would be shown on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP; (d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property used or acquired by the Company or any of its Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be including in Indebtedness only to the extent of the book value of such property as would be shown on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP; (e) all accrued pension fund and other employee benefit plan obligations and liabilities; (f) all obligations and liabilities under any Guaranty; (g) indebtedness arising under acceptance facilities and the face amount of all letters of credit (excluding letters of credit used by the Company or any Subsidiary to secure obligations of that Person to the extent such obligations otherwise constitute Indebtedness of such Person, and excluding, to the extent necessary to avoid duplication, letters of credit the Person's obligation to reimburse the issuer of which is evidenced by a reimbursement agreement, promissory note or other evidence of indebtedness which otherwise constitutes Indebtedness) issued for the account of such Person, and without duplication, all drafts drawn thereunder, and (h) deferred taxes.

         "INTERCOMPANY ACCOUNTS" means all assets and liabilities, however arising, which are due to the Company or any of its Subsidiaries from another of the Company or any of its Subsidiaries, or which otherwise arise from any transaction by any Company or any of its Subsidiaries with, any Affiliate.

         "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Amended and Restated Guaranty Agreement, the Existing Assignment as amended by the Assignment Agreement Amendment, the Existing Mortgages as Amended by the Mortgage Amendments, the Existing Subsidiary Notes, and the Existing Assignments and Powers of Attorney as Amended by the Assignments and Powers of Attorney Amendment, as amended and any schedule or exhibit thereto; one of the Loan Documents, a "Loan Document."

         "LONG-TERM LEASE" shall mean any lease of real or personal property (other than a Capital Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than twelve (12) months.

         "MAKE WHOLE PREMIUM" shall mean at any time with respect to any prepayment of the Notes (other than pursuant to Section 4.1), the excess of (a) the present value of the principal and interest payments on and in respect of the Notes being prepaid that would otherwise become due and payable discounted at a rate (computed on the basis of a 360-day year of twelve 30-day months) which is equal to the Reinvestment Rate over (b) the aggregate principal amount of the Notes then to be prepaid. To the extent that the Reinvestment Rate at the time of such prepayment is equal to or greater than the rate of interest provided in the Notes, the Make Whole Premium is zero. Any calculation of the Make Whole Premium shall be made by the Company on and as of five Business Days prior to the date such Make Whole Premium is to be paid and the detailed calculation shall be delivered to the Noteholders via telecopy or telex on such date of calculation. In the event of a disagreement as to such calculation the determination of the Noteholders shall be final absent manifest error.

         "MINORITY INTERESTS" shall mean any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued in accordance with GAAP consistently applied.

         "MONTH" shall mean any calendar month.

         "NOTEHOLDER" shall mean any Person who owns any Note or any portion thereof, whether the Lender or its nominees or assigns, such assignment being subject to the provisions of subsection 10.8 hereof.

         "OUTLOOK FOODS EQUIPMENT" means all furniture, fixtures, and equipment now owned by Outlook Foods, Inc. and listed on Schedule 2.1 hereto, and all accessions thereto and proceeds thereof.

         "OUTLOOK FOODS REAL ESTATE" means the real estate now owned by Outlook Foods, Inc.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "PLAN" shall mean as to any Person any pension plan that is covered by Title IV of ERISA and in respect of which that Person or a Commonly Controlled Entity of that Person is an "employer" as defined in Section 3(5) of ERISA.

         "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "REINVESTMENT RATE" shall mean the Treasury Rate plus 0.25%.

         "REMEDIAL ACTION" shall mean the clean up, removal or remediation or other action with respect to any Hazardous Substances.

         "RENTALS" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums.

         "REPORTABLE EVENT" shall mean any of the events set forth in Section 404(3)(b) of ERISA or the regulations thereunder.

         "REQUIREMENT OF LAW" shall mean, as to any Person, the Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESPONSIBLE OFFICER" shall mean, as to the Company, the President of the Company and, with respect to financial matters, the chief financial officer of the Company.

         "SECURED INDEBTEDNESS" shall mean Indebtedness which is secured in any manner including, without limitation, by way of mortgage, pledge, lien, encumbrance or charge upon, or security interest in, any property of the Company or any Subsidiary and in any event shall include Capital Leases.

         "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "SPECIFIED CAPITAL EXPENDITURES" means Capital Expenditures relating to (i) the purchase by the Company of a heidelberg press, provided that the aggregate consideration paid by the Company in connection therewith shall not exceed $765,000, (ii) the purchase by the company of a jagerberg sheeter, provided that the aggregate consideration paid by the Company in connection therewith shall not exceed $1,500,000, and (iii) the purchase by the Company of various pieces of equipment previously leased through MetLife Capital and Fleet Capital, provided that the aggregate consideration paid by the Company in connection therewith shall not exceed $345,000, and (iv) the purchase by Outlook Packaging, Inc., of various pieces of equipment previously leased through MetLife Capital and Fleet Capital, provided that the aggregate consideration paid by Outlook Packaging, Inc., in connection therewith shall not exceed $94,000.

         "SUBORDINATED FUNDED DEBT" shall mean any unsecured Funded Debt which shall contain provisions which expressly subordinate its right of payment of principal and interest to that of any outstanding senior Indebtedness in a manner satisfactory to the Lender.


         "SUBSIDIARY" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation.

         "TREASURY RATE" shall mean at any time with respect to the Notes being prepaid, the then existing yield to maturity on the United States Treasury obligations with a maturity (as compiled by and published in the most recently published issue of the United States Federal Reserve Statistical Release designated H.15(519) or its successor publication) equal to the remaining weighted average maturity of the portion of the Notes being prepaid. If no maturity exactly corresponding to such weighted average maturity shall appear therein, the United States Treasury obligations with the nearest published maturity occurring prior thereto and with the nearest published maturity occurring thereafter shall each be determined and the Treasury Rate shall be interpolated on a straight-line basis based on the respective yields to maturity of such obligations. "WEIGHTED AVERAGE MATURITY OF THE NOTES" shall mean, at any date, the number of years (and fractions thereof) obtained by dividing the then Dollar-years of the payments on the Notes being prepaid by the principal amount thereof of the prepayment; and for purposes of this definition, the term "DOLLAR-YEARS" means, at any date, the total of the products obtained by multiplying (i) the amount of each payment to be prepaid, including payment at final maturity, in respect thereof by (ii) the number of years (including fractions thereof) which will elapse between the date of prepayment and the date on which such scheduled payment is required to be made.

         "VOTING STOCK" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "WHOLLY-OWNED" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money, other than certain Indebtedness which is permitted under subsection 8.1 hereof, including any renewals thereof, shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.


                       SECTION 3.  CONDITIONS PRECEDENT.

         This Agreement shall become effective upon satisfaction of the conditions set forth in this Section, and the Lender shall not be required to exchange the Existing Board Note for the Note hereunder, unless prior to the Effective Date:

         3.1.    NOTE AND DOCUMENTS.

                 (a) NOTE. The Lender shall have received the Amended and Restated Note, payable to the order of the Lender, conforming to the requirements hereof and duly executed by Responsible Officers.

                 (b) MORTGAGE AMENDMENTS. The Lender shall have received the Mortgage Amendments, executed by the Company or its Subsidiaries, as applicable, each in such form as is acceptable to the Lender.

                 (c) ASSIGNMENT AGREEMENT AMENDMENT. The Lender shall have received the Assignment Agreement Amendment executed by the Company, in such form as is acceptable to the Lender.

                 (d) SUBSIDIARY GUARANTIES. The Lender shall have received an Amended and Restated Guaranty Agreement, executed by all of the Company's Subsidiaries in favor of the Lender, in such form as is acceptable to the Lender.

                 (e) BARRIER SUBSIDIARY NOTE AND ASSIGNMENT. The Lender shall have received a Subsidiary Promissory Note in the form of the, Existing Subsidiary Notes, executed by Barrier, and an Assignment and Power of Attorney from the Company to Lender in the form of the Existing Assignment as amended by the Assignment Agreement Amendment.

                 (f) INTERCREDITOR AGREEMENT. The Lender shall have entered into an Intercreditor Agreement with BABC in form and substance acceptable to the Lender.

                 (g) LEGAL OPINIONS. The Company shall have delivered to the Lender an opinion of counsel for the Company and its Subsidiaries, dated as of the Effective Date, addressed to the Lender, in form satisfactory to the Lender and covering the matters set forth in Exhibit F and such other matters as the Lender may require.

                 (h) CERTIFICATE OF FUNDED DEBT, LONG-TERM LEASES, SECURED INDEBTEDNESS AND CONTINGENT OBLIGATIONS. The Company shall have delivered to the Lender a certificate, in the form of Schedule 3.1(h) and satisfactory to the Lender, dated the Effective Date and signed by a Responsible Officer, certifying as to all Funded Debt, Long-Term Leases, Secured Indebtedness and Contingent Obligations as of the date thereof (including such as is expected to be established substantially contemporaneously with the loans hereunder, and including the loans hereunder), the amount of the debt, the names of all lenders and the names of the respective borrowers and, as to Secured Indebtedness, the location of any and all collateral securing each item of Secured Indebtedness, including leased property, and, as to each Long Term Lease, the aggregate Rentals payable thereunder, and reflecting all information both on a consolidated basis and for the Company and each Subsidiary.

                 (i) OFFICER'S CERTIFICATE. The Company shall have delivered to the Lender a certificate of the Secretary of the Company and a certificate of the Secretary or Assistant Secretary of each Subsidiary, dated the date of the Note, as to: (i) the incumbency and signature of the officers of the Company or Subsidiary signing this Agreement, the Note, and any other Loan Documents, (ii) the adoption and continued effect of resolutions of the Board of Directors of the Company or Subsidiary authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, and
(iii) the accuracy of a copy of the Articles of Incorporation and By-laws of the Company or Subsidiary attached thereto.

                 (j) MISCELLANEOUS DOCUMENTS. The Lender shall have received such other documents and instruments as the Lender shall reasonably deem necessary in connection with the purchase of the Note by the Lender as contemplated hereunder including, but not limited to the environmental assessments described in subsection 5.19, and any consents, waivers, approvals, authorizations, registrations, filings and notifications which are required for the making of the loan contemplated hereby.

         3.2. BABC LOAN. The Company and its Subsidiaries shall entered into, and satisfied each condition of closing specified in Section 11 of, the BABC Loan Agreement. The BABC Loan Agreement shall be in a form satisfactory to Lender, and the Lender shall have received copies of the BABC Loan Agreement and the other Loan Documents described therein.

         3.3. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company herein, in any Loan Document, or in any certificate, document, financial statement or other statement delivered hereunder are true as of the Effective Date to the same extent as if made on and as of such date.

         3.4 INSURANCE. The Company shall have purchased all insurance required to be maintained by the Company and its Subsidiaries as provided in subsection 6.7 hereof and the Lender shall have received a certificate dated as of the Effective Date and in form satisfactory to the Lender of the President of the Company certifying that all of the insurance policies are in full force as of the Effective Date.

         3.5 APPRAISALS. The Lender shall have received written reports of appraisals of the Company's and its Subsidiaries' equipment real estate performed by independent appraisers acceptable to the Lender and on a basis satisfactory to the Lender, and stating a fair market value of the real estate and an orderly liquidation value of the equipment satisfactory to the Lender.

         3.6 PAYMENT OF FEES AND EXPENSES. The Company and its Subsidiaries shall have paid all fees and expenses of the Lender's outside counsel and all other fees and expenses of the Lender incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

         3.7. ADDITIONAL MATTERS. All other documents and legal matters in connection with the transaction contemplated by this Agreement and the other Loan Documents, including without limitation the evidence of the Company's and its Subsidiaries' title to their property and the absence of any liens except liens permitted under the terms of the Loan Documents, are satisfactory in form and substance to the Lender and the Lender's counsel.

         3.8. SATISFACTORY PROCEEDINGS. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to the Lender and its counsel, and the Lender shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.


                        SECTION 4.  PREPAYMENT OF NOTES.

         4.1.    REQUIRED PREPAYMENTS.  The Company agrees that:

         (a) On the sixteenth day of each March, June, September and December of each year, commencing March 16, 1997 and ending June 16, 2004, inclusive, (the dates for required prepayments for the Notes are herein called "Fixed Payment Dates"), it will prepay and apply and there shall become due and payable an amount on the principal indebtedness evidenced by the Notes as shown on the Schedule of Principal Payments, Schedule 4.1, attached; and

         (b) It will, promptly upon receipt thereof, prepay and apply on the principal indebtedness evidenced by the Notes the net proceeds of the sale of the Outlook Foods Real Estate and, if sold in a single transaction or series of related transactions, the Outlook Foods Equipment.

No premium shall be payable in connection with any required prepayment made pursuant to this subsection 4.1. Any payment of less than all of the Notes pursuant to the provisions of paragraph (b) of this subsection 4.1, or subsection 4.2, shall not relieve the Company of the obligation to make required payments or prepayments on the Notes in accordance with the terms of paragraph (a) of this subsection 4.1.

         4.2. OPTIONAL PREPAYMENTS. The Company may not prepay the outstanding Notes, in whole or in part, without the consent of the Noteholders, which consent may be withheld in the sole discretion of the Noteholders, except as follows:

         (a)     required prepayments as provided under subsection 4.1;

         (b) prepayments made solely from the proceeds of the contemporaneous issuance of the Company's common stock, which, upon compliance with the provisions of this Section 4, may be made beginning June 16, 1997; and

         (c) other prepayments which, upon compliance with the provisions of this Section 4, may be made after June 16, 1999.

For all prepayments made pursuant to paragraphs (b) and (c) of this subsection 4.2, the Company shall, upon compliance with subsection 4.3, have the privilege of prepaying the outstanding Notes, either in whole or in part on any date (but if in part then in units of $100,000 or an integral multiple of $10,000 in excess thereof), providing that the Company shall pay, together with the principal prepayment, interest accrued through the date of the prepayment, and a premium equal to the applicable Make Whole Premium on the principal amount to be so prepaid. Prepayments made pursuant to paragraphs (b) and (c) shall not relieve the Company from its obligation to make the required prepayments provided under subsection 4.1.

         4.3. NOTICE OF PREPAYMENTS. The Company will give notice of any prepayment of the Notes (other than the prepayments required by subsection 4.1(a)) to the Noteholders thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date,
(ii) the section of this Agreement under which the prepayment is to be made,
(iii) the principal amount of the Noteholder's Note to be prepaid on such date, and (iv) the estimated premium, if any, and accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts which are conditions precedent to any such prepayment. Principal specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date.

         4.4. DIRECT PAYMENT. Notwithstanding anything to the contrary in this Agreement or the Notes, in the case of any Note owned by Lender, or by a Noteholder who has given written notice to the Company requesting that the provisions of this Section shall apply, the Company will promptly and punctually pay when due the principal thereof and premium, if any, and interest thereon, without any presentment thereof, directly to such Lender or Noteholder or such subsequent holder at the address of such Lender or Noteholder set forth in Schedule 4.4 or at such other address as such Lender or Noteholder or such subsequent holder may from time to time designate in writing to the Company or, if a bank account is designated for such Lender or Noteholder on Schedule 4.4 hereto or in any written notice to the Company from such Lender or Noteholder or any such subsequent holder, the Company will make such payments by wire transfer, no later than 11:00 a.m. Central time on the day of payment, of immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account of such Lender or Noteholder or such holder in any bank in the United States as the Lender or Noteholder or any such subsequent holder may from time to time direct in writing. The holder of any Note to which this Section applies agrees that in the event it shall sell or transfer any such Note (other than the sale of participations in the Note) (i) it will, prior to the delivery of such Note (unless it has already done so), make a notation thereon of all principal, if any, prepaid on such Note and will also note thereon the date to which interest has been paid on such Note, and (ii) it will promptly notify the Company of the name and address of the transferee of any Note so transferred. With respect to the Notes to which this Section applies, the Company shall be entitled to presume conclusively that the original or such subsequent institutional holder as shall have requested the provisions hereof to apply to its Note remains the holder of such Note until (y) the Company shall have received notice of the transfer of such Note, and of the name and address of the transferee, or (z) such Note shall have been presented to the Company as evidence of the transfer.

         4.5. PAYMENTS DUE ON SATURDAYS, SUNDAYS, AND HOLIDAYS. In any case where any interest payment date on the Notes or the date fixed for any other payment of any Note or exchange of any Note shall be other than a Business Day, then such payment or exchange shall not be made on such date but shall be made on the preceding Business Day.


                  SECTION 5.  REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lender to enter into this Agreement and to exchange the Existing Board Note for the Note, and in recognition of the fact that the Lender is acting in reliance thereupon, the Company hereby covenants, represents and warrants to the Lender that:

         5.1. FINANCIAL CONDITION. The consolidated financial statements of the Company and its Subsidiaries for the period ended May 31, 1996, and for each interim period thereafter, and the filings made with the Securities and Exchange Commission since June 16, 1994 and as are listed on Schedule 5.1(i) attached hereto, copies of all of which have heretofore been furnished to the Lender, are complete and correct and present fairly the financial condition of the Company as of such date. The financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except, with respect to the interim statements, for the usual year-end adjustments). As of the date thereof, neither the Company nor any Subsidiary has any material Contingent Obligation, Indebtedness, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment, which is not reflected on Schedule 3.1(h) attached hereto. As of the date hereof, neither the Company nor any Subsidiary has any investment of the type contemplated by subsection 7.7(b) or (f) in any company which is not reflected on Schedule 5.1(ii) attached hereto.

         5.2. NO CHANGE. Except as disclosed on Schedule 5.2, since August 31, 1996, there has been no material adverse change in the business, operations, assets, Property, prospects or financial condition of the Company or any of its Subsidiaries, and there has been no fire, explosion, labor dispute, storm, act of God, accident or other casualty which has had a material adverse effect upon the business, operations, assets, Property, prospects or financial condition of the Company or any of its Subsidiaries.

         5.3. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority and the legal right to own and operate its Property, to lease the Property it operates and to conduct the business in which it is currently engaged. The Company and each of its Subsidiaries is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, and is in compliance with all Requirements of Law, except such noncompliances which individually and in the aggregate would not have a material adverse effect on the business, property, finances or prospects of the Company or its Subsidiaries.

         5.4. CORPORATE POWER; ENFORCEABLE OBLIGATIONS. The Company and each of its Subsidiaries has the corporate power and the authority to enter into, deliver, issue and perform all of its obligations under all Loan Documents. The Company has the corporate power and the authority to borrow under this Agreement. The Loan Documents when duly executed and delivered on behalf of the Company and its Subsidiaries will constitute, legal, valid and binding obligations of the Company and its Subsidiaries enforceable against the Company and its Subsidiaries in accordance with their terms.

         5.5. NO LEGAL BAR. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the Company's activities in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. The execution, delivery and performance of the Loan Documents by the Company and each Subsidiary, prospective borrowings hereunder and the use of the proceeds thereof, (i) have been duly authorized by all necessary corporate action, (ii) will not require any consent or approval of the Company's or any Subsidiary's stockholders, (iii) will not violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries which has not been waived, and (iv) will not result in, or require, the creation or imposition of any Lien, other than pursuant to the Loan Documents, on any of their Properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

         5.6. NO LITIGATION. Except as disclosed in Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective Properties or revenues.

         5.7. NO DEFAULT. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation, the noncompliance with which could be materially adverse to the business, operations, assets, Property, prospects or financial condition of the Company or any of its Subsidiaries, or which could have a material adverse effect upon the ability of the Company to perform its obligations under the Loan Documents. No event which has not been waived in writing and which would constitute, or which but for the requirement that notice be given or time elapse or both would constitute, a Default or Event of Default has occurred and is continuing.

         5.8. PROPERTY; LIENS. None of the assets of the Company or any of its Subsidiaries is subject to any Lien, except as permitted in subsection 7.2 hereof.

         5.9. NO BURDENSOME RESTRICTIONS. No Contractual Obligation of the Company or any of its Subsidiaries and no Requirement of Law has a material adverse effect upon, or insofar as the Company may reasonably foresee may have such an effect upon the business, operations, assets, Property, prospects or financial condition of the Company or any of its Subsidiaries.

         5.10. TAXES. The Company and each of its Subsidiaries have filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof. The Company and each of its Subsidiaries have paid, or provided adequate reserves for, all taxes, including interest and penalties, shown to be due on any assessments made against it or any of its Property and all other taxes, fees and other charges imposed on it or its Property by any Governmental Authority. Neither the Company nor any of its Subsidiaries has any outstanding unpaid tax liabilities (except for taxes which are currently accruing from its current operations and ownership of Property, which are not delinquent) and no tax deficiencies have been proposed or assessed against it. All federal income tax returns of the Company have been examined and reported on or closed by applicable statute and satisfied for all Fiscal Years up to and including the Fiscal Year ending in 1992, and all taxes shown on any such return for any such Fiscal Year, together with any adjustments arising out of any examination of such return, have been paid. The state income tax returns of the Company for the Fiscal Year 1991 has been audited, amended returns for such year have been filed, and all additional taxes shown on such return for such Fiscal Year have been paid.

         5.11. ERISA. Except as set forth on attached Schedule 5.11, neither the Company nor any Commonly Controlled Entity has been an "employer," as defined in Section 3(5) of ERISA, in respect of any defined benefit plan, and is not a member of a group of Commonly Controlled Entities; and its aggregate conditional obligation if it were to withdraw from the multiemployer plans shown on Schedule 5.11 is not more than $500,000.

         5.12. INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary is an "investment company" or company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         5.13. MARGIN REGULATIONS. The Company is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under the applicable regulations of the Federal Reserve Board as now and from time to time hereafter in effect.

         5.14. SUBSIDIARIES AND AFFILIATES. The Company has no Subsidiaries or Affiliates and does not own shares or other interests in any business, including notes receivable from other businesses, other than those shown on Schedules 5.14 and 5.1(ii), and the amounts of the ownership interest and the location of the operations of the Subsidiaries disclosed on Schedules 5.14 and 5.1(ii) are accurate and complete as of the Effective Date.

         5.15. NO MISSTATEMENTS. No information, exhibit or report furnished by the Company or any Subsidiary to the Lender in connection with the negotiation of, or pursuant to, any of the Loan Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.16. PROTECTED RIGHTS. The Company and each of its Subsidiaries possess adequate trademarks, tradenames, copyrights, patents, permits, service marks and licenses, or rights thereto, for the present and planned future conduct of its business substantially as it is now conducted without any known conflict with the rights of others which might result in a material adverse effect on the Company or any of its Subsidiaries.

         5.17. LEASES. Neither the Company nor any of its Subsidiaries is a party to any leases which are not disclosed on Schedule 3.1(h) attached hereto.

         5.18. PARTNERSHIPS AND JOINT VENTURES. Neither the Company nor any of its Subsidiaries is a party to any partnership or joint venture which is not disclosed in its financial statements for the Fiscal Year ended May 31, 1996, or which have not otherwise been disclosed in writing to the Lender.

         5.19. ENVIRONMENTAL REGULATIONS. There exists no uncorrected violation by the Company or any Subsidiary of any Environmental Laws. Except in accordance with Environmental Laws and in the course of the regular business of the Company and its Subsidiaries, the Company and each Subsidiary does not and will not generate or have in its possession Hazardous Substances. Except as described in Schedule 5.19 attached hereto, neither the Company nor any Subsidiary is subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceeding, which asserts that the Company or Subsidiary (i) violated any Environmental Laws; (ii) is required to take Remedial Action; or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. Except in accordance with Environmental Laws and in the course of the regular business of the Company and Subsidiaries, there are not now, nor to the Company's knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by the Company or any Subsidiary during the periods that the Company or Subsidiary owned or occupied such real estate, which if present on the property or in soils or ground water, could require Remedial Action. To the Company's knowledge, there are no proposed or pending changes in Environmental Laws which would materially adversely affect the Company or any Subsidiary or their businesses, and there are no conditions existing currently or likely to exist during the term of this loan which would subject the Company or any Subsidiary to Remedial Action or other material liability. The Company and each Subsidiary has all permits, licenses and approvals required under Environmental Laws.

The Company has furnished to the Lender copies of an environmental assessment, survey, or report with regard to each property owned by Company or any of its Subsidiaries.

         5.20.   OSHA REGULATIONS.  Except for the matters disclosed on
Schedule 5.20, the Company and each of its Subsidiaries are, and have been for a period of one year prior to the Effective Date, in full compliance with all Requirements of Law relating to occupational safety and health in the respective jurisdictions where the Company or any of its Subsidiaries is presently doing business or conducting operations, except for immaterial instances of non- compliance which do not in the aggregate impair any operations of the Company or its subsidiaries or their ownership of any Property, and the Company has no notice or knowledge of any open investigation or inquiry concerning the same.

         5.21. SEC REGULATIONS. The execution of this Agreement and the issuance, sale and delivery of the Note to the Lender are exempt transactions under the Securities Act of 1933, and no registration under that Act is required.

         5.22. NO CONFLICTS. To the best of the Company's knowledge no member of the Board, nor any Board employee has a direct or indirect economic interest in the Company or its property or contracts, except such interests as are generally owned by members of the public and which were acquired in transactions unrelated to the issuance of the Existing Board Note or the Note, nor will any member of the Board or Board employee receive, directly or indirectly, anything of economic value for his or her private benefit from the Company or anyone acting on its behalf in connection with the investment made pursuant to this Agreement.


                       SECTION 6.  AFFIRMATIVE COVENANTS.

         The Company hereby agrees that, from and after the Closing Date and continuing so long as any amount remains unpaid on the Notes, the Company shall and shall cause each of its Subsidiaries to:

         6.1. FINANCIAL REPORTS. Keep true and proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently maintained.

         6.2.    FINANCIAL STATEMENTS.  Furnish to the Noteholders:

                 (a) MONTHLY STATEMENTS. As soon as available and in any event within 30 days after the end of each month of each Fiscal Year, copies of:

                          (i) consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the close of such month setting forth in comparative form the amount for the end of the preceding Fiscal Year,

                          (ii) consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries for such monthly period and for the portion of the Fiscal Year ending with such month, setting forth in comparative form the amount for the corresponding periods of the preceding Fiscal Year, and

                          (iii) consolidated statements of cash flow of the Company and its Subsidiaries for the portion of the Fiscal Year ending with such month, setting forth in comparative form the amount of the corresponding period of the preceding Fiscal Year, all in reasonable detail and certified as complete and correct, by a Responsible Officer;

                 (b) QUARTERLY STATEMENTS. As soon as available and in any event within 45 days after the end of each quarter (except the last) of each Fiscal Year, copies of:

                          (i) consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the close of such quarter setting forth in comparative form the amount for the end of the preceding Fiscal Year,

                          (ii) consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries for such quarterly period and for the portion of the Fiscal Year ending with such quarter, setting forth in comparative form the amount for the corresponding periods of the preceding Fiscal Year, and

                          (iii) consolidated statements of cash flow of the Company and its Subsidiaries for the portion of the Fiscal Year ending with such quarter, setting forth in comparative form the amount of the corresponding period of the preceding Fiscal Year, all in reasonable detail and certified as complete and correct, by a Responsible Officer;

                 (c) ANNUAL STATEMENTS. As soon as available and in any event within 90 days after the close of each Fiscal Year of the Company, copies of:

                          (i) consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the close of such Fiscal Year,

                          (ii) consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries for such Fiscal Year, and

                          (iii) consolidated statements of cash flow of the Company and its Subsidiaries for such Fiscal Year,

in each case setting forth in comparative form the consolidated and consolidating, where applicable, figures for the preceding Fiscal Year, all in reasonable detail and accompanied, with respect to the consolidated figures only, by an opinion thereon (which shall not be qualified by reasons of any limitation as to the scope of the audit or otherwise) of Coopers & Lybrand, or any of the following firms of independent certified public accountants selected by the Company: Arthur Andersen & Co., Deloitte & Touche, Ernst & Young, Peat Marwick Mitchell & Co., or Price Waterhouse & Co., or of such other firm of independent public accountants of recognized national standing selected by the Company and approved by the Noteholders, to the effect that the consolidated financial statements have been prepared in accordance with GAAP consistently applied and present fairly the financial condition of the Company and its Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                 (d) ACCOUNTANT'S CERTIFICATES. Simultaneously with the delivery of the audited statements required by subparagraph (c) hereof, copies of a certificate of said accountants stating that, in making the examination necessary for their review of the financial affairs of the Company and its Subsidiaries for such Fiscal Year, nothing came to their attention that caused them to believe that either the Company or any Subsidiary failed to comply with the terms, covenants, provisions or conditions of this Agreement insofar as they relate to accounting matters;

                 (e) OFFICER'S CERTIFICATES. Within the periods provided in paragraphs (a) through (c) above, a certificate of a Responsible Officer stating that he has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of subsections 6.8, 7.13, and 7.14 at the end of the period covered by the financial statements then being furnished, (ii) whether there existed as of the date of such financial statements and whether, to the best of his knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto, (iii) that all of the insurance policies required under subsection 6.7 and referenced under subsection 6.2(g) are in full force and effect, and (iv) that the Company and its Subsidiaries are in compliance with all environmental representations referenced under subsection 5.19;

                 (f) REPORT OF INVESTMENTS IN NON-SUBSIDIARIES. As soon as available and in any event within forty-five (45) days after the end of each quarterly fiscal period of each Fiscal Year, a report of a Responsible Officer setting forth: (i) a listing, substantially in the form of Schedule 5.1(ii), Investments in Non-Subsidiaries, attached hereto, reflecting information applicable as of the end of such fiscal period, including an estimate of the fair market value of each such investment as of such date; and
(ii) whether or not the Company has any notice or knowledge that there has been any material adverse change since the previous quarterly report in the value of each such investment or in the finances or prospects of the company in which such investment is made;

                 (g) AUDIT REPORTS. Promptly upon receipt thereof, copies of all audit reports submitted to the Company or its Subsidiaries by independent accountants in connection with any interim or special audits of the books of the Company or any Subsidiary made by such accountants;

                 (h) INSURANCE CERTIFICATE. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, copies of a certificate of the President of the Company certifying that the Company's coverage meets the requirements of subsection 6.7;

                 (i) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement, prospectus, offering circular, offering memoranda or similar materials relating to any public or private offering of securities of the Company filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries which have a material adverse effect on the operations of the Company or any of its Subsidiaries, including, without limitation, notice of any "accumulated funding deficiency", or prohibited transaction under Sections 302 of ERISA or Section 4975 of the Code, respectively, and notice of a change in the firm of independent certified public accountants engaged by the Company;

                 (j) NOTICE OF LIENS. Promptly upon the occurrence thereof, notice of the incurrence of a lien permitted under subsection 7.2 where the Indebtedness secured, or the value of the property encumbered, exceeds $500,000.

                 (k) MANAGEMENT LETTER. Promptly, and in any event within 30 days of the receipt thereof, copies of any management letter received from the independent certified accountants retained by the Company; and

                 (l) REQUESTED INFORMATION. With reasonable promptness, such additional information as the Noteholders may reasonably request concerning the Company and/or any of its Subsidiaries in order to enable the Lender to determine whether the covenants, terms and provisions of the Loan Documents have been complied with by the Company;

                 (m) RIGHT OF INSPECTION. Without limiting the foregoing, the Company will permit each Noteholder (or such Persons as a Noteholder may designate) to visit and inspect any of the properties of the Company or any Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, management employees, and independent public accountants (and by this provision the Company authorized said accountants to discuss with the Noteholder, at the Noteholder's expense, the finances and affairs of the Company and its Subsidiaries) all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested, provided that such visitations and inspections are conducted in a manner that is reasonably non-disruptive to the business and operations of the Company and its Subsidiaries. The Company shall not be required to pay or reimburse the Noteholders for expenses which the Noteholders may incur in connection with any such visitation or inspection.

         6.3. TAXES, CLAIMS FOR LABOR AND MATERIALS, COMPLIANCE WITH LAWS, HAZARDOUS SUBSTANCES. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or any Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms as negotiated by the Company or Subsidiary with their suppliers, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, adequate reserves with respect thereto. The Company will promptly comply and will cause each Subsidiary to comply with all applicable laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Health Act of 1970, except where such non-compliance is not material in nature, and ERISA. Except in accordance with Environmental Laws and in the course of the regular business of the Company and its Subsidiaries, the Company and each Subsidiary does not and will not generate or have in its possession Hazardous Substances. The Company and each Subsidiary will timely comply with all applicable Environmental Laws; and provide all Noteholders, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by the Company or Remedial Action or other response by or on the part of the Company under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from the Company for an alleged violation of Environmental Laws.

         6.4. MAINTENANCE OF CORPORATE EXISTENCE. Preserve, renew and keep in full force and effect its corporate existence and all licenses and permits necessary to the proper conduct of its business, provided that the foregoing shall not prevent any transaction permitted by subsection 7.3.

         6.5. NATURE OF BUSINESS. Continue to engage in business of the same general type as now conducted by it and not engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the Effective Date; continue to operate Outlook Foods, Inc. substantially as now operated until November 30, 1998 unless its assets are sold earlier; and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law except (unless unqualified compliance is required elsewhere herein) to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse effect upon the business, operations, assets, Property, prospects or financial condition of the Company or any of its Subsidiaries, or could result in the creation or imposition of any Lien against any of its Properties.

         6.6. MAINTENANCE OF PROPERTIES. Maintain, preserve and keep its Properties which are used or useful, as reasonably determined by the Company, in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be maintained.

         6.7. INSURANCE. Maintain, with financially sound and reputable insurers, adequate insurance with respect to its properties and business against such casualties and contingencies, of such types (including, without limitation, fire and casualty, with extended coverage, public liability, worker's compensation, products liability and boiler insurance) and in such amounts and with such co-insurance as is customary in the case of corporations of established reputation engaged in the same or a similar business and similarly situated, and in any event adequate to provide coverage of all insurable assets. The policies for such insurance shall name the Noteholders, as lender's loss payee, as its interest may appear, and shall contain a provision whereby they cannot be canceled except after thirty (30) days' written notice to the Noteholders. The Company hereby agrees that, in the event it or any Subsidiary fails to pay or cause to be paid the premium on any such insurance at least seven (7) days before expiration, the Noteholders may do so, give notice to the Company, and be reimbursed by the Company therefor.

         6.8.    FINANCIAL COVENANTS.

                 (a) Maintain Adjusted Tangible Net Worth of not less than the following amounts during the following periods:

                          Amount           Period
                          ------           ------

                          $33,000,000      From and including the last day of the fiscal quarter ended in November, 1996 to but excluding the last day of the fiscal quarter ended in February, 1997

                          $34,000,000      Thereafter from and including the last day of the fiscal
                                           quarter ended in February, 1997 to but excluding the last day of the fiscal quarter ended in May, 1997

                          $35,000,000      Thereafter from and including the last day of the fiscal
                                           quarter ended in May, 1997 to but excluding the last day of the fiscal quarter ended in August, 1997

                          $36,000,000              Thereafter from and including the last day of the fiscal
                                                   quarter ended in August, 1997 to but excluding the last day of the fiscal quarter ended in November, 1997

                          $36,500,000              Thereafter from and including the last day of the fiscal
                                                   quarter ended in November, 1997 to but excluding the last day of the fiscal quarter ended in February, 1998

                          $37,500,000              Thereafter from and including the last day of the fiscal
                                                   quarter ended in February, 1998 to but excluding the last day of the fiscal quarter ended in May, 1998

                          $38,500,000              Thereafter from and including the last day of the fiscal
                                                   quarter ended in May, 1998 to but excluding the last day of the fiscal quarter ended in August, 1998

                          $39,500,000              Thereafter from and including the last day of the fiscal
                                                   quarter ended in August, 1998 to but excluding the last day of the fiscal quarter ended in November, 1998


                          $41,000,000              Thereafter from and including the last day of the fiscal
                                                   quarter ended in November, 1998 to but excluding the last day of the fiscal quarter ended in February, 1999

                          $42,500,000              Thereafter from and including the last day of the fiscal
                                                   quarter ended in February, 1999 to but excluding the last day of the fiscal quarter ended in May, 1999

                          $43,500,000              Thereafter from and including the last day of the fiscal
                                                   quarter ended in May, 1999 to but excluding the last day of the fiscal quarter ended in August, 1999

                          $43,500,000              plus     Thereafter from and including the last day $1,250,000 for of the fiscal quarter then last ended to but each fiscal quarter excluding the last day of the immediately ending after the succeeding fiscal quarter ended fiscal quarter ended in August, 1999, and prior to the date of

                                 determination

                 (b) DEBT RATIO. Maintain a ratio of Indebtedness to Adjusted Tangible Net Worth during the following periods of not more than the following ratios:

                          Ratio                    Fiscal Quarter Ended
                          -----                    --------------------

                          1.60 to 1.0              From and including the last day of the fiscal quarter ended in November, 1996 to but excluding the last day of the fiscal quarter ended in February, 1997


                          1.50 to 1.0              Thereafter from and including the last day of the fiscal
                                                   quarter ended in February, 1997 to but excluding the last day of the fiscal quarter ended in May, 1997

                          1.40 to 1.0              Thereafter from and including the last day of the fiscal
                                                   quarter ended in May, 1997 to but excluding the last day of the fiscal quarter ended in November, 1997

                          1.30 to 1.0              Thereafter from and including the last day of the fiscal
                                                   quarter ended in November, 1997 to but excluding the last day of the fiscal quarter ended in May, 1998

                          1.20 to 1.0              Thereafter from and including the last day of the fiscal
                                                   quarter ended in May, 1998 to but excluding the last day of the fiscal quarter ended in November, 1998

                          1.10 to 1.0              Thereafter from and including the last day of the fiscal
                                                   quarter ended in November, 1998 to but excluding the last day of the fiscal quarter ended in May, 1999

                          1.00 to 1.0              Thereafter

                 (c) FIXED CHARGE COVERAGE RATIO. Maintain a Fixed Charge Coverage Ratio, (i) for the fiscal quarter ended November 30, 1996, of not less than .90 to 1.0, (ii) for the two consecutive fiscal quarters (taken as one accounting period) ended February 28, 1997, of not less than 1.10 to 1.0, (iii) for the three consecutive fiscal quarters (taken as one accounting period) ended May 31, 1997, of not less than 1.20 to 1.0, and (iv) for any period of four consecutive fiscal quarters (in each case taken as one accounting period) ended on each date set forth below to be not less than the ratio set forth opposite such date below:

                          Ratio                    Fiscal Quarter Ended
                          -----                    --------------------

                          1.25 to 1.0              August 31, and November 30, 1997

                          1.20 to 1.0              February 28, 1998 and each fiscal quarter thereafter

         6.9. NOTICE OF DEFAULT. Within ten (10) days after any Responsible Officer of the Company becomes aware of any condition or event which constitutes an Event of Default hereunder, or which after notice or lapse of time or both, would constitute such an Event of Default, give written notice to the Noteholders of the existence of such condition or event, specifying the nature and period of existence thereof and specifying what action the Company proposes to take with respect thereto.

         6.10. ADDITIONAL NOTICES. Within ten (10) days of when such first becomes known to any Responsible Officer of the Company, give notice to the
Lender:

                 (a) of any default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries, the noncompliance with which could have a material adverse effect upon the business, operations, assets, Property, prospects or financial condition of the Company or any of its Subsidiaries or could result in the creation or imposition of any Lien against any of its Properties;

                 (b) of any litigation, investigation or proceeding which may exist at any time between the Company, or any of its Subsidiaries, and any Governmental Authority, and which, if adversely determined, could have a material adverse effect upon the business, operations, assets, Property, prospects or financial condition of the Company or any of its Subsidiaries;

                 (c) of any litigation or proceeding affecting the Company, any of its Subsidiaries or the Property of any of them, in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                 (d) of the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof:
(i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan with respect to which the Company or any of its Subsidiaries is an employer; or (ii) the institution of proceedings or the taking or expected taking of any other action by the PBGC or the Company or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any such Plan and with respect to a Multiemployer Plan (as that term is defined in Section 4001(a)(3) of ERISA), the reorganization or insolvency of such a Plan, and in addition to such notice, deliver to the Lender whichever of the following may be applicable: (A) a certificate of a Responsible Officer setting forth details as to such Reportable Event and the action that the Company or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with the PBGC, or (B) any notice delivered by the PBGC evidencing its intent to institute such proceedings or any notice to the PBGC that such Plan is to be terminated, as the case may be.

         6.11. BOARD'S PARTICIPATION IN ADDITIONAL LONG-TERM DEBT. If the Company or any Subsidiary hereafter determines to create or incur Indebtedness for borrowed money in amounts of $3,000,000 or more and providing for repayment over a period of seven (7) years or more, provided that the incurrence of such Indebtedness is permitted under subsection 7.1, the Company or the Subsidiary shall notify the Lender in writing of the amount of such proposed Indebtedness and the Lender shall have an opportunity:

                 (a) to present the terms on which the Lender would be willing to lend such funds; and

                 (b) discuss such terms with representatives of the Company. The Company and each Subsidiary agree that neither the Company nor any Subsidiary will enter into any binding commitment for such borrowing until thirty (30) days after the notice required hereby has been given and thereafter, if the funds are available from the Lender on terms and conditions which are substantially similar to those on funds available from other sources, to borrow such funds from the Lender, and if they are not willing to provide funds on substantially similar terms, then the funds may be obtained from whatever sources and on whatever terms Company or Subsidiary may in its sole discretion determine.

         6.12. PAYMENT OF NOTES. Duly pay the Notes strictly in accordance with its terms and without any set-offs or modifications of any kind.


                         SECTION 7.  NEGATIVE COVENANTS

         The Company hereby agrees that, so long as the Notes remains outstanding and unpaid or any amount is owed to Lender or any Noteholder hereunder:

         7.1. LIMITATION ON INDEBTEDNESS. The Company will not, and will not permit any Subsidiary to, create, incur, assume or become or remain liable with respect to any Indebtedness other than:

                 (a) Indebtedness outstanding on the date hereof, as reflected in the certificate with respect thereto delivered pursuant to subsection 3.1(h) hereof;

                 (b) additional secured Funded Debt, if secured by liens permitted under subsection 7.2(f), provided that the aggregate amount of all such additional debt and additional debt incurred under the subsection 7.1(c) hereof shall not exceed $250,000;

                 (c) additional unsecured Funded Debt, provided that such unsecured Funded Debt is incurred for the purchase of assets, is furnished by the seller of such assets and that such purchase otherwise conforms to the requirements of subsection 7.2(f), provided that the aggregate amount of all such additional debt and additional debt incurred under the subsection 7.1(b) hereof shall not exceed $250,000;

                 (d) accounts payable for goods and services purchased in the ordinary course of business, provided that such accounts payable are not overdue (unless they are being contested in good faith by appropriate proceedings);

                 (e) with regard to the Company only, additional Subordinated Funded Debt;

                 (f) Indebtedness incurred pursuant to interest rate swaps or other financial transactions reasonably structured solely for the purposes of hedging interest rate risk, provided that such swaps or other transactions are reasonably intended for hedging the interest rate risk of the Company or Subsidiaries, and are in the amount and of the type reasonably necessary for such hedging;

                 (g) renewals, extensions and refundings by the borrower thereon of any of the Indebtedness permitted above, but the foregoing shall not be deemed to permit any increase in the interest rate, fees payable with respect to, or principal amount of, acceleration of the rate of repayment of principal or redemption of, the granting of any additional collateral security for, or the making of more restrictive covenants or defaults in connection with, any such Indebtedness being renewed, extended or refunded; and

                 (h) the BABC Debt and amendments, modifications, renewals, extensions, refinancings, and refundings thereof, including an increase in the amount available under the revolving loans thereunder to a maximum aggregate amount available of $27,900,000, but the foregoing shall not be deemed to permit any increase in the interest rate, rate of fees payable with respect to, or, except as specifically provided, principal amount of, acceleration of the rate of repayment of principal or redemption of, the granting of any additional equipment or additional categories of collateral as security for, or the making of more restrictive covenants or defaults in connection with, any such BABC Debt being amended, modified, renewed, extended, refinanced, or refunded, and further provided that any such transaction shall meet the requirements of subsection 7.12 provided, in each case, that the incurrence of any additional Funded Debt will not cause Funded Debt to exceed the debt ratio limit provided in subsection 6.8(b) and that such additional Funded Debt will not result in any Default or Event of Default on the date of such incurrence and immediately after taking into account the incurrence of that Funded Debt.

         Notwithstanding the foregoing, the Company shall not have Indebtedness outstanding to any Subsidiary, and no Subsidiary shall have Indebtedness outstanding to the Company or any Subsidiary other than itself unless, in either case, the Indebtedness is fully subordinated, both as to collateral, if any, and as to payment, to the repayment in full of all interest, principal and premium on the Notes in form satisfactory to the Noteholders.

         7.2. LIMITATION ON LIENS. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or upon any shares of stock or evidence of Indebtedness of a Subsidiary, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, nor enter into any sale-leaseback transactions, except:

                 (a) liens for property taxes and assessments or governmental charges or levies and liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by subsection 6.3;

                 (b) liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or a proceeding for review shall have been secured;

                 (c) liens for taxes, assessments or governmental charges, and liens incident to construction, which are either not delinquent or are being contested in good faith by the Company or a Subsidiary by appropriate proceedings which will prevent foreclosure of such liens, and against which adequate reserves have been provided; and easements, restrictions, minor title irregularities and similar matters which are shown on the title policies and which have no adverse effect as a practical matter upon the ownership and use of the affected property by the Company or any Subsidiary;

                 (d) liens or deposits in connection with worker's compensation or other insurance or to secure customs' duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids (other than contracts for the payment of borrowed money), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule as a condition to the transaction of business or the exercise of any right, privilege or license; or other liens or deposits of a like nature made in the ordinary course of business;

                 (e) mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capital Leases) existing on the Effective Date and shown on Schedule 3.1(h), securing Indebtedness of the Company or any Subsidiary outstanding on such date, or renewals, extensions and refundings thereof which are permitted under subsection 7.1;

                 (f) mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capital Leases) incurred after the date hereof given to secure the payment of the purchase price incurred in connection with the acquisition or construction of fixed assets useful and intended to be used in carrying on the business of the Company or a Subsidiary, including liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owning such fixed assets, whether or not such existing liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) the lien or charge shall attach solely to the property acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by liens on such fixed assets whether or not assumed by the Company or a Subsidiary shall not exceed an amount equal to the total purchase price (provided that such purchase price bears a reasonable relationship to the fair market value of such fixed assets at the time of acquisition, as determined in good faith by the chief executive officer of the Company, and (iii) immediately after taking into account such additional Indebtedness, the requirements of subsection 6.8(b) are not violated;

                 (g) liens contemplated by the BABC Loan Agreement as security for the BABC Debt and liens securing any credit facilities replacing the BABC Debt, meeting the requirements of subsection 7.1(h), and secured by the same categories of collateral (subject to Lender's prior lien on Outlook Foods Equipment to the extent then still in existence); and

                 (h) liens required by this Agreement as security for the Notes.

         7.3.    MERGERS, CONSOLIDATIONS AND SALES OF ASSETS.

                 (a) The Company will not, and will not permit any Subsidiary to (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined below) of the assets of the Company and its Subsidiaries, provided, however, if both before and immediately after the transaction, no Event of Default under this Agreement has occurred which has not been cured or waived:

                          (i) any Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

                          (ii) any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any Wholly-owned Subsidiary; and

                          (iii) the Company or any Subsidiary may sell or factor any receivable for fair value and without recourse in the ordinary course of business.

                 (b) The Company will not permit any Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this subsection 7.3, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Company or a Wholly-owned Subsidiary.

                 (c) The Company will not sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (except to qualify directors) or any Indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Subsidiary) any shares of stock or any Indebtedness of any other Subsidiary.

                 (d) Notwithstanding the above, the Company and its Subsidiaries may sell assets, other than real estate or Outlook Foods Equipment, in any twelve-month period with an aggregate value (including assets disposed of in such twelve-month period in transactions not involving a substantial part (as defined below) of the assets of the Company and its Subsidiaries) of up to $200,000, as shown by the appraisals furnished pursuant to subsection 3.5, provided that:

                          (i) the assets sold did not constitute some or all of the essential assets used in the production of ten percent (10%) or more of the Adjusted Net Income from Operations for the four-quarter period then most recently completed; and

                          (ii) the greater of (x) the fair market value of the assets, as determined by a contemporaneous appraisal satisfactory to the Lender, or (y) seventy-five percent (75%) of the net proceeds generated from the sale of assets are used to repay outstanding Funded Debt, and, with respect to real estate, or any other asset upon which there is not, or is not permitted, a lien securing Funded Debt which is prior to the lien securing the Notes, the Company shall use such proceeds to first repay amounts outstanding under the Notes prior to repaying any other outstanding Funded Debt.

                 (e) Notwithstanding the above, Outlook Foods, Inc. may sell the Outlook Foods Real Estate and the Outlook Foods Equipment, for cash and at prices no less than the fair market value of real estate or the orderly liquidation value of equipment, each as shown by the appraisals furnished pursuant to subsection 3.5, or upon such other terms and conditions agreeable to Lender, and provided that the proceeds shall be applied to prepay the Notes pursuant to subsection 4.1(b), and Barrier Films Corporation may sell its assets upon terms and conditions agreeable to Lender, and, alternatively, Outlook Foods, Inc. or Barrier Films Corporation may be divested by the Company in transactions that would be substantially equivalent to such asset dispositions, including with respect to the approval of the Lender and the application of proceeds.

                 As used in this subsection 7.3, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries only if the value of such assets, as shown by the appraisals furnished pursuant to subsection 3.5, exceeds $50,000 per transaction or group of related transactions. Where the sale, lease or disposition is of other than a substantial part of the assets of the Company and its Subsidiaries, and is not of Outlook Foods Equipment or Outlook Foods Real Estate, the Company may dispose of such assets without the consent of the Noteholders and without being required to use the proceeds to repay any outstanding Funded Debt.

         7.4. GUARANTIES. Except as permitted under the Intercreditor Agreement, the Company will not and will not permit any Subsidiary to become or be liable in respect to any Guaranty except Guaranties by the Company or a Subsidiary of Indebtedness of the Company or a Subsidiary.

         7.5. TRANSACTION WITH AFFILIATES, OFFICERS. Except as provided in subsection 7.7(b), the Company will not, and will not permit any Subsidiary to, enter into or be a party to, any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate. The Company will not permit any officer, including all persons related to such officer, of the Company, a Subsidiary, or an Affiliate, or any Affiliate to incur Indebtedness to the Company or a Subsidiary if the aggregate of all such Indebtedness for such officer and all persons related to such officer would thereby exceed $100,000.

         7.6. COMPLIANCE WITH ERISA. The Company will not, and will not permit any Subsidiary to, (a) terminate any Plan if such termination results in any material liability to the PBGC, (b) engage in any "prohibited transaction" (as defined in ERISA and the Code) if such transaction involves a Plan and could result in a material liability for an excise tax or civil penalty in connection therewith, or (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in ERISA), whether or not waived, involving any condition which creates a material risk that the Company will incur a material liability to the PBGC by reason of any termination of any such Plan.

         7.7. INVESTMENTS. The Company will not, and will not permit any Subsidiary to, make any investments in or loans, advances or extensions of credit to, any Person, except:

                 (a) investments, loans and advances by the Company and its Subsidiaries in and to Subsidiaries, including any investment in a corporation which, after giving effect to such investment, will become a Subsidiary;

                 (b) investments,other than investments permitted under subsection (a), (c), (d), (e), (f) or (g) hereof, outstanding on the Effective Date, and shown on Schedule 5.1(ii) attached hereto;

                 (c) investments in commercial paper maturing in 180 days or less from the date of issuance, or municipal obligations, at least seventy-five percent (75%) of which at the time of acquisition by the Company or any Subsidiary, is accorded the highest rating by Standard & Poor's Corporation, Moody's Investors Services, Inc. or other nationally recognized credit rating agency of similar standing, and the remainder of which may be in regional, unrated commercial paper, provided that a maximum of $200,000 of such unrated paper may be of any single issuer;

                 (d) investments in direct obligations of the United States of America, or any agency thereof, maturing in nine (9) months or less from the date of acquisition thereof, provided that such obligations may mature in more than nine (9) months from the date of acquisition thereof if they are acquired for the purpose of a sinking, reserve, liquidity or similar fund, in such form as is customary or consistent with the lender's usual practices or as may be reasonably required under the circumstances, for outstanding Indebtedness, and have maturities equal to or less than the expected holding period of the investment by the sinking, reserve, liquidity or similar fund;

                 (e) investments in savings accounts with, or certificates of deposit maturing within one year from the date of origin and issued by, a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000;

                 (f) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Subsidiary provided such loans or advances are permitted under subsection 7.5; and

                 (g) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries due within 90 days, but not in any case credit to customers intended to enable, or in fact used by, customers to finance their accounts receivable.

                 In valuing any investments, loans and advances for the purpose of applying the limitations set forth in this subsection 7.7, such investments, loans and advances shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

                 For purposes of this subsection 7.7, at any time when a corporation becomes a Subsidiary, all investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

         7.8. MARGIN STOCK. The Company will not, directly or indirectly, use the proceeds of the loan evidenced by the Existing Board Note and the Note to purchase or carry any margin stock (within the meaning of the applicable regulations of the Federal Reserve Board), to extend credit to others for the purpose of purchasing or carrying margin stock, or to undertake any other activity inconsistent with the Federal Reserve Board's regulations. If requested by Lender, a statement in conformity with the requirements of the applicable Federal Reserve Board form shall be provided by the Company to the Lender.

         7.9. OBLIGATION UNCONDITIONAL. Except as otherwise expressly provided, neither this Agreement nor the Notes shall terminate, nor shall Company have any right to terminate this Agreement or the Notes or be entitled to abatement, suspension, deferment or reduction of any payments which Company is obligated to pay hereunder, nor shall the obligations of Company be affected by reason of any insolvency, bankruptcy, reorganization or similar proceedings by or against Company, any breach, default, or misrepresentation by Lender or any holder of the Notes at any time or invalidity or unenforceability, in whole or in part, of this Agreement or the Notes or any other infirmity herein or therein, or any lack of power or authority of any party to this Agreement, it being the intention of the parties hereto that the obligations of Company shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless and until the covenants have been terminated pursuant to an express provision of this Agreement. The Company shall not transfer nor allow the assumption of the obligations represented by this Agreement or the Notes, whether with or without the Company purportedly being released from its obligations hereunder or thereunder and, in the event of any purported transfer or assumption the holders of the Notes may look to the transferee or assumer without thereby releasing or waiving any rights against the Company.

         7.10. SALE AND LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into any arrangement with any Person providing for the Company or any Subsidiary to lease or rent property that the Company or any Subsidiary has or will sell or otherwise transfer to such Person, except that the Company and Outlook Packaging, Inc., may effect a sale to and lease from General Electric Capital Corporation of certain equipment described on Schedule 7.10 (the "GECC Transaction") pursuant to documents which are in form and substance satisfactory to Lender and fully executed originals of which shall be furnished to Lender prior to the date of consummation of such transaction.

         7.11. MISCELLANEOUS NEGATIVE COVENANTS. The Company will not, and will not permit any Subsidiary to:

                 (a)      Change its Fiscal Year; or

                 (b) Change its auditors from those described in subsection 6.2(c).

         7.12 BABC DEBT. The Company will not, and will not permit any Subsidiary to (a) prepay (other than in connection with a refinancing permitted under the terms of this Agreement), or, in the case of any revolving credit or similar credit facility, reduce the amount available for draw (other than mandatory prepayment in accord with the BABC Loan Agreement or by sales of inventory in the ordinary course of business and collection of accounts receivable) under, the BABC Debt; or, (b) amend or modify any document evidencing or supporting the BABC Debt if the effect of such amendment or modification is to (i) increase the rate of interest or fees payable with respect thereto; (ii) change the dates on which any payments are due thereunder other than to extend such dates; (iii) make more restrictive the covenants or defaults contained therein; (iv) accelerate the date for payment or redemption, of any such debt; or (v) grant any lien to secure the payment thereof other than liens in effect or contemplated on the date hereof; provided that prepayments of Funded Debt may be made as required or permitted by subsection 7.3(d)(ii). Repayment of any revolving credit facility under circumstances where the available amount committed by the lender thereof is not reduced shall not be considered a prepayment for this purpose.

         7.13 CAPITAL EXPENDITURES. The Company will not, and will not permit any Subsidiary to, make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures (other than Specified Capital Expenditures) by Company and its Subsidiaries on a consolidated basis would exceed the following respective amounts in the following respective Fiscal Years:

                          CapEx Limit                       Fiscal Year
                          -----------                       -----------

                          $2,200,000                        1997
                          $3,000,000                        1998
                          $4,000,000                        1999 and each Fiscal Year thereafter

         7.14 OPERATING LEASE OBLIGATIONS. The Company will not, and will not permit any Subsidiary to, enter into any lease of real or personal property as lessee or sublessee (other than Capital Leases), if, after giving effect thereto, the aggregate amount of Rentals payable by the Company and its Subsidiaries in any Fiscal year in respect of such lease and all other such leases would exceed (such amount being referred to herein as "Permitted Rentals") (x) prior to the consummation of the GECC Transaction $4,214,000 for the 1997 Fiscal Year, $4,428,000 for the 1998 Fiscal Year, and $4, 628,000 for each Fiscal Year thereafter, and (y) after the consummation of the GECC Transaction, $3,600,000 for the 1997 Fiscal Year, $3,200,000 for the 1998 Fiscal Year, and $3,400,000 for each Fiscal Year thereafter. The term "Rentals" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums.

         7.15 DISTRIBUTIONS; CAPITAL CHANGES. The Company will not, and will not permit any Subsidiary to, (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to the Company by a Wholly-Owned Subsidiary; or (b) make any change in its capital structure which could adversely affect the repayment of the Notes.


              SECTION 8.  EVENTS OF DEFAULT AND REMEDIES THEREFOR.

         8.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

                 (a) The Company shall fail to make the payment of interest on the Notes within five (5) Business Days of the date when the same shall have become due; or

                 (b) The Company shall fail to make any prepayment required under subsection 4.1(a) on the Notes within five (5) Business Days of the date such payment shall be due as provided in subsection 4.1(a); or

                 (c) The Company shall fail to make any other payment of the principal of the Notes or the premium thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

                 (d) Except as described in Schedule 8.1(d), attached, default or the happening of any event shall occur, which default or event has not been waived in writing, under any indenture, agreement, or other instrument under which any Indebtedness of the Company or any Subsidiary for borrowed money or any other lease agreement may be issued and such default or event shall continue for a period time sufficient to permit the acceleration of the maturity of Indebtedness of the Company or any Subsidiary outstanding thereunder or any other lease agreement in any case in an amount in excess of $500,000, or any Event of Default shall occur and be continuing under the BABC Loan Agreement; or

                 (e) Default shall occur in the observance or performance of the provisions set forth in sections 6.2, 6.7, 6.8 or 7.1 through 7.15 of this Agreement; or

                 (f) Default shall occur in the observance or performance of any other provision of this Agreement or any of the other Loan Documents which is not remedied within 30 days after notice thereof to the Company by a holder of the Notes or 30 days after the Company first obtains knowledge thereof, the Company has informed the Noteholders and the Noteholders have confirmed to the Company that such an event would constitute a Default if not remedied, whichever is sooner; or

                 (g) If any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Existing Board Note, the Note or furnished by the Company pursuant thereto or hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

                 (h) A custodian, trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within 30 days after such appointment; or

                 (i) Final judgment or judgments for the payment of money aggregating in excess of $500,000 is or are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry; or

                 (j) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Company or such Subsidiary or for the major part of the property or either; or

                 (k) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or are not dismissed within 60 days after such institution; or

                 (l) The Company ceases to own all of the issued and outstanding capital stock of each Subsidiary (except as permitted in Section 7.3(e)) or any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities Exchange Commission) of 30% or more of the outstanding capital stock of the Company.

         8.2. NOTICE TO HOLDER. When any Default or Event of Default described in the foregoing subsection 8.1 has occurred, or if any holder of the Notes or of any other evidence of Indebtedness of the Company gives any notice to the Company or a Subsidiary or takes any other action with respect to a claimed default of which the Company or a Subsidiary is aware, the Company agrees to give notice within three business days of such event to all holders of the Notes then outstanding, such notice to be in writing and sent by registered or certified mail or by telegram.

         8.3. ACCELERATION OF MATURITIES. When any Event of Default described in paragraph (a) through (i), inclusive, or paragraph (l), of subsection 8.1 has happened and is continuing, together, all Noteholders who hold one or more Notes whereby each holds 25% or more of the principal amount of Notes at the time outstanding may jointly, by notice in writing sent by registered or certified mail to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (j) or (k) of subsection 8.1 has occurred, then the Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent permitted by law, the amount which would be payable if the Company then had elected to prepay the Notes at a premium pursuant to subsection 4.2. No course of dealing on the part of any Noteholder nor any delay or failure on the part of any Noteholder to exercise any right, including, without limitation, the acceptance of a partial payment, shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder of the Notes all costs and expenses before and after judgment incurred by such holder in the collection of the Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

         8.4. RESCISSION OF ACCELERATION. The provisions of subsection 8.3 are subject to the condition that if the principal of and accrued interest on the Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (i), inclusive, and paragraph (l), of subsection 8.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                 (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

                 (b) all arrears of interest upon all the Notes or all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under subsection 8.3) shall have been duly paid; and

                 (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to subsection 9.1;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

                 SECTION 9.  AMENDMENTS, WAIVERS AND CONSENTS.

         9.1. CONSENT REQUIRED. Any term, covenant or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 83% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will extend the time of payment (including any prepayment required by subsection 4.1(a)) of the principal of or the interest on any Note or reduce the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification or any of the provisions of this Section 9 or Section 8.

         9.2. EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.


                          SECTION 10.  MISCELLANEOUS.

         10.1. REGISTERED NOTES. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, the Notes issued pursuant to this Agreement.

         At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

         The Person in whose name the registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on the registered Note shall be made to or upon the written order of such registered holder.

         10.2. EXCHANGE OF NOTES. At any time, and from time to time, upon not less than ten days' notice to that effect given by the holder of the Note initially delivered or of any Note substituted therefor pursuant to subsection 10.3, this subsection 10.2 or subsection 10.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to the holder, except as set forth below, Notes in registered form for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of $250,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Note so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

         10.3. LOSS, THEFT, ETC. OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Lender or any subsequent institutional holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

         10.4. EXPENSES, STAMP TAX INDEMNITY. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of the Lender's out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Lender's counsel, duplicating and printing costs, and charges for shipping the Note, adequately insured, to the Lender at its main office or at such other place as it may designate, and so long as the Lender holds the Note, all such expenses relating to any amendment, waivers or consents pursuant to the provisions hereof. The Company also agrees that it will pay and save the Lender harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Note, whether or not any Note is then outstanding. The Company agrees to protect and indemnify the Lender against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

         10.5. REPRESENTATIONS OF THE LENDER. The Lender represents, and in entering into this Agreement the Company understands, that it is acquiring the Note for the purpose of investment and not with a view to the resale or distribution thereof, and that it has no present intention of selling, negotiating or otherwise disposing of the Note other than the possible sale of participations in the Note; provided that the disposition of its property shall at all times be and remain within its control.

         To the best of the Board's knowledge, no employee of the Board with any direct responsibility for this transaction has a direct or indirect economic interest in the Company or its property or contracts, except such interests as are generally owned by members of the public and which were acquired in transactions unrelated to the issuance of the Note, nor will such employees receive, directly or indirectly, anything of economic value for his or her private benefit from the Company or anyone acting on its behalf in connection with the transaction contemplated by this Agreement. With respect to information which is furnished to or obtained by the Board pursuant to subsection 6.2(k), the Board shall use its best efforts and follow its usual procedures to see that such information is not used by the Board in transacting in any Security of the Company other than the Note, and that such information is held in confidence unless or until the same has been publicly disclosed (by a Person other than the Board), provided that the Board may disclose such information as may be required by law.

         10.6. POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of any holder of the Notes in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holders of the Notes are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 10 of this Agreement, shall extend to or affect any obligation or right not expressly waived or consented to.

         10.7. NOTICES. All communications provided for hereunder shall be in writing and, if to the Lender, delivered or mailed by registered or certified mail or recognized national overnight express delivery service addressed to the Lender at its address appearing on Schedule 4.4 to this Agreement or such other address as it or any subsequent holder of the Notes may designate to the Company in writing, provided that the Company may deliver routine financial statements and SEC filings by regular mail, and if to the Company, delivered or mailed by registered or certified mail or recognized national overnight express delivery service to the Company at Outlook Group Corp., 1180 American Drive, Neenah, Wisconsin 54957, Attention: Larry Driscoll, CFO, or to such other address as the Company may in writing designate to the Lender or to a subsequent holder of the Notes.

         10.8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the Lender benefit and to the benefit of their successors and assigns, including each successive holder or holders of the Notes. If any subsequent holder of the Notes shall have presented the same to the Company for inspection, accompanied by a written designation of the address to which notice in respect of such holder is to be given, then wherever in this Agreement it is provided that notice shall be given to the holder of the Notes, the notice in respect of the Note so presented shall be addressed to such holder at the address so given.

         10.9. SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Amended and Restated Note.

         10.10. SEVERABILITY. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

         10.11. GOVERNING LAW. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Wisconsin law.

         10.12. CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         The execution hereof by the Lender shall constitute a contract for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                          COMPANY:    OUTLOOK GROUP CORP.


                                      By:
                                           ----------------------------------
                                           Name:
                                                -----------------------------
                                           Its:
                                               ------------------------------


                          LENDER:     STATE OF WISCONSIN INVESTMENT BOARD


                                      By:
                                           ----------------------------------
                                           Name: Robert L. Zobel
                                           Its:    Investment Director -
                                                   Private Placements

Attachments to Amended and Restated Note Purchase Agreement

Schedule 1.1(b) -                 Schedule of Existing Mortgages Securing State of Wisconsin Investment Board Note
Schedule 2.1 -            Outlook Foods Equipment
Schedule 3.1(h) -                 Certificate of Funded Debt, Secured Indebtedness, Long-Term Leases, and Contingent
                                  Obligations
Schedule 4.1 -            Schedule of Principal Payments
Schedule 4.4 -                    Lender Information
Schedule 5.1(i) -                 SEC Filings
Schedule 5.1(ii) -                Investments in Non-Subsidiaries
Schedule 5.2 -            Changes to Business
Schedule 5.6 -            Litigation
Schedule 5.11 -           ERISA
Schedule 5.14 -           Information as to Company, Subsidiaries and Affiliates
Schedule 5.19 -           Environmental Disclosures
Schedule 5.20 -           OSHA
Schedule 7.10 -           GECC Sale and Leaseback Equipment
Schedule 8.1(d) -                 Defaults
Exhibit A  -                      Form of Amended and Restated Note
Exhibit B  -                      Form of Amended and Restated Guaranty Agreement
Exhibit C  -                      Form of Assignment Agreement Amendment
Exhibit D-1, D-2,         Form of Mortgage Amendments
 and D-3
Exhibit E  -                      Form of Intercreditor Agreement Amendment
Exhibit F  -                      Form Opinion of Company's Counsel

                                  SCHEDULE 4.1


                         SCHEDULE OF PRINCIPAL PAYMENTS


BOARD NOTE:               DATE                              AMOUNT
                          ----                              ------

                          [S]                                [C]
                          December 16, 1996                         $      0 .00
                          March 16, 1997                     183,333.50
                          June 16, 1997                      183,333.50
                          September 16, 1997                          183,333.50
                          December 16, 1997                           183,333.50
                          March 16, 1998                     183,333.50
                          June 16, 1998                      183,333.50
                          September 16, 1998                          358,333.50
                          December 16, 1998                           358,333.50
                          March 16, 1999                     358,333.50
                          June 16, 1999                      358,333.50
                          September 16, 1999                          383,333.50
                          December 16, 1999                           383,333.50
                          March 16, 2000                     383,333.50
                          June 16, 2000                      383,333.50
                          September 16, 2000                          433,833.50
                          December 16, 2000                           433,833.50
                          March 16, 2001                     433,833.50
                          June 16, 2001                      433,833.50
                          September 16, 2001                          433,833.50
                          December 16, 2001                           433,833.50
                          March 16, 2002                     433,833.50
                          June 16, 2002                      433,833.50
                          September 16, 2002                          433,833.50
                          December 16, 2002                           433,833.50
                          March 16, 2003                     433,833.50
                          June 16, 2003                      433,833.50
                          September 16, 2003                          433,833.50
                          December 16, 2003                           433,833.50
                          March 16, 2004                     433,833.50
                          June 16, 2004                      196,226.99